AGREEMENT AND AMENDMENT TO PROMISSORY NOTE

       This AGREEMENT AND AMENDMENT TO PROMISSORY NOTE (the "Agreement") is effective the 17th day of September, 2002 (the "Effective Date"), between CASINOS U.S.A., INC., a Colorado corporation (hereinafter, "Borrower"), and ASTRAEA INVESTMENT MANAGEMENT L.P., as trustee (hereinafter, "Note Holder").

W I T N E S S E T H

       WHEREAS, Borrower executed a Promissory Note dated January 17, 1997 originally payable to Global Casinos, Inc. (hereinafter, "Global"), in the principal amount of Two Hundred Forty-Nine Thousand Four Hundred Eighteen and 48/100 Dollars ($249,418.48), plus interest, a copy of which is attached hereto as Exhibit "A" (the "Global Secured Note"); and

       WHEREAS, the Global Secured Note is secured by a Deed of Trust dated January 17, 1997 and recorded April 1, 1997 in Book 617 at Page 464 in the real property records of Gilpin County, Colorado, a copy of which is attached hereto as Exhibit "B" (the "Deed of Trust"), which Deed of Trust covers inter alia the real property described in Exhibit B attached hereto and the other property therein described (the "Property"). The Global Secured Note and the Deed of Trust are referred to herein as the "Documents;" and

       WHEREAS, the Global Secured Note and the interests of Global in the above-referenced Deed of Trust were assigned to Note Holder by an "Assignment of Promissory Note and Deed of Trust," made July 28, 1997, a copy of which is attached hereto as Exhibit "C"; and

       WHEREAS, Note Holder is and remains the holder of the Global Secured Note and Global's rights under said Deed of Trust; and

       WHEREAS, Note Holder agrees to restructure the Global Secured Note to provide for more favorable terms to Borrower as hereinafter set forth; and

       WHEREAS, the parties agree that the restructuring of the Global Secured Note for the benefit of Borrower is not intended to affect the validity, enforceability or priority of the above-referenced Deed of Trust;

       NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.

Moratorium and Extension for Payments. The Note Holder agrees to grant the Borrower a 12-month moratorium on monthly payments and agrees to extend the final payment date under the Global Secured Note. Thus, in accordance with this agreement, Paragraph 1 of the Global Secured Note is amended as follows:

"1.     FOR VALUE RECEIVED, Casinos U.S.A., Inc, a Colorado corporation ("Borrower") promises to pay Astraea Investment Management L.P. (successor to Global Casinos, Inc.) or order ("Note Holder") the original principal sum of $249,418.48, with interest on the unpaid principal balance until paid at the rate of seven percent (7%) compounded annually. Principal and interest shall be payable to Note Holder, c/o Bruce Leadbetter, at 5420 LBJ Freeway, Suite 1450, Dallas, Texas 75240, or such other place as Note Holder may designate, in monthly payments of $1,659.39 due on the 17th day of each month; provided, however, that all payments due September 17, 2002 through August 17, 2003 shall be deferred, and further that payments due on September 17, 2003 and each month thereafter shall be adjusted to $1,660.19; and if not sooner paid, the entire principal amount outstanding and accrued interest compounded annually thereon, shall be due on September 17, 2009." Exhibit "D" attached hereto contains the amortization schedule giving effect to the foregoing provisions.

2.

Non-Usurious Provision. Notwithstanding any provisions of the Global Secured Note, or any amendments thereto, Note Holder shall never be entitled to charge, receive or collect, nor shall amounts or property received hereunder be credited to Note Holder so that Note Holder shall be paid, as interest, a sum greater than the maximum interest allowed by applicable law. It is the intention of the parties that the Global Secured Note, and all instruments securing the payment of the Global Secured Note or executed or delivered in connection therewith, shall comply with applicable law. If Note Holder ever contracts for, charges, receives or collects anything of value which is deemed interest under applicable law and the result is that Note Holder may be deemed to have charged, received or collected an amount of interest in excess of what is permitted by applicable law, any amount which so exceeds the maximum rate allowed by law shall be applied to the reduction of the unpaid principal balance of the Global Secured Note.

3.

Validity and Priority of Liens. All the Property shall remain in all respects subject to the lien, charge or encumbrance of the Deed of Trust and nothing herein contained and nothing done pursuant hereto shall affect or be construed to affect the lien, charge or encumbrance of the Deed of Trust or the priority thereof over any other liens, charges or encumbrances or to release or affect the liability of Borrower under or on account of the Global Secured Note or any other documents or agreements, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the Global Secured Note, if any, held by the Note Holder.

4.

Documents Effective. All other terms and conditions of the Documents, except as modified herein, shall remain in full force and effect and the parties hereby ratify and affirm all such terms and conditions. Notwithstanding anything to the contrary contained in the Documents, the language and provisions set out herein shall control in the event of any conflict.

5.	Counterparts. This Agreement may be executed in multiple counterparts, which shall collectively constitute one instrument.
6.

Entire Agreement. THIS WRITTEN AGREEMENT AND AMENDMENT TO PROMISSORY NOTE MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RESPECTING THE SUBJECT PROMISSORY NOTE.

7.	Assignment. The Global Secured Note may be assigned by Note Holder and will inure to the benefit of Note Holder's successors and assigns.

EXECUTED on this ____th day of September, 2002, to be effective as of the Effective Date set forth in the first paragraph of this Agreement.

CASINOS U.S.A., INC.	ASTRAEA INVESTMENT MANAGEMENT, L.P., Trustee
By:/s/ Frank L. Jennings	By:/s/ Bruce C. Leadbetter
Printed Name: Frank L. Jennings	Bruce C. Leadbetter
Title: President	Title: CEO